EX-16.4.a

AGREEMENT AND PLAN OF REORGANIZATION

This Agreement and Plan of Reorganization (the “Agreement”) is made as of April 2, 2013, by and between HighMark Funds, a Massachusetts business trust (the “HighMark Trust”), on behalf of its investment portfolios listed on Exhibit A attached hereto (each portfolio, an “Acquired Fund” and collectively, the “Acquired Funds”), and Nationwide Mutual Funds, a Delaware statutory trust (the “NMF Trust”), on behalf of its investment portfolios listed on Exhibit A attached hereto (each portfolio, an “Acquiring Fund” and collectively, the “Acquiring Funds”).  HighMark Capital Management, Inc., a California corporation (“HCM”), and Nationwide Fund Advisors, a Delaware business trust (“NFA”), join this Agreement solely for purposes of Sections 3.2, 9.2 and 10.2.  The capitalized terms used herein shall have the meaning ascribed to them in this Agreement.

This Agreement is intended to be, and is adopted as, a plan of reorganization within the meaning of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the “Code”) and the Treasury Regulations promulgated under Section 368 of the Code.  Each reorganization (“Reorganization”) will consist of (i) the transfer of all of the assets, property and goodwill (exclusive of any rights to the “HighMark” name) as set forth in Section 1.2 of this Agreement (“Assets”) of an Acquired Fund in exchange solely for, as applicable, Class A shares (“Class A Acquisition Shares”), Class C shares (“Class C Acquisition Shares”), Institutional Service Class shares (“Institutional Service Acquisition Shares”), Class U shares (“Class U Acquisition Shares”), and Class M shares (“Class M Acquisition Shares” and, together with the Class A Acquisition Shares, Class C Acquisition Shares, Institutional Service Acquisition Shares, and Class U Acquisition Shares, the “Acquiring Fund Shares”) of beneficial interest, no par value per share, of the corresponding Acquiring Fund, as set forth on Exhibit A; (ii) the assumption by an Acquiring Fund of the Obligations (as hereinafter defined) of the corresponding Acquired Fund (each such pair of Acquired Fund and its corresponding Acquiring Fund, a “Corresponding Acquired Fund” or “Corresponding Acquiring Fund” as appropriate); and (iii) the distribution, after the closing date provided in Section 3.1 (the “Closing Date”), of Class A Acquisition Shares, Class C Acquisition Shares, Institutional Service Acquisition Shares, Class U Acquisition Shares, and Class M Acquisition Shares, as applicable, and the termination, dissolution and complete liquidation of the Acquired Fund as provided herein, all upon the terms and conditions hereinafter set forth in this Agreement.  Each Acquiring Fund is a shell series, without assets or liabilities, created for the purpose of acquiring the assets and liabilities of the Corresponding Acquired Fund.

This Agreement provides for multiple Reorganizations, and each Reorganization between an Acquired Fund and its Corresponding Acquiring Fund shall be treated as if it had been the subject of a separate agreement.  Each Acquired Fund and the HighMark Trust acting for itself and on behalf of each Acquired Fund, and each Corresponding Acquiring Fund and the NMF Trust acting for itself and on behalf of each Corresponding Acquiring Fund, is acting separately from all of the other parties and their series, and not jointly or jointly and severally with any other party.

The parties hereto therefore covenant and agree as follows:

1.	TRANSFER OF ASSETS OF EACH ACQUIRED FUND IN EXCHANGE FOR ASSUMPTION OF LIABILITIES AND THE ACQUIRING FUND SHARES OF THE CORRESPONDING ACQUIRING FUND AND LIQUIDATION OF THE ACQUIRED FUND.

1.1.	Subject to the terms and conditions hereof and on the basis of the representations and warranties contained herein:

(a)
The HighMark Trust, on behalf of each Corresponding Acquired Fund, agrees to assign, convey, deliver and otherwise transfer to the Corresponding Acquiring Fund, and the NMF Trust, on behalf of each Corresponding Acquiring Fund, will acquire, on the Closing Date, all of the Assets of the Corresponding Acquired Fund, as set forth in Section 1.2.

(b)
The NMF Trust, on behalf of each Acquiring Fund, shall, on the Closing Date, (i) issue and deliver to each Acquired Fund the number of Acquiring Fund Shares of each corresponding class (including fractional shares, if any) of the Corresponding Acquiring Fund determined by dividing (A) the amount of the assets of the Acquired Fund attributable to each class of its shares, less the amount of the liabilities of the Acquired Fund attributable to such shares, computed in the manner and as of the time and date set forth in Sections 2.2 and 2.3, by (B) the net asset value of one Acquiring Fund Share of the corresponding class of the Corresponding Acquiring Fund, computed in the manner set forth in Section 2.6, and (ii) assume, with respect to each Acquiring Fund, all of the Corresponding Acquired Fund’s liabilities and obligations of any kind whatsoever, whether absolute, accrued, contingent or otherwise (the “Obligations”).  Such transactions shall take place at the closing provided for in Section 3 (the “Closing”).

(c)
Upon consummation of the transactions described in subsections (a) and (b) above, each Acquired Fund in complete liquidation shall distribute to its shareholders of record as of the Closing Date the corresponding Acquiring Fund Shares received by it.  Each Class A shareholder of an Acquired Fund shall be entitled to receive that number of Class A Acquisition Shares of the Corresponding Acquiring Fund equal to the total of (i) the number of Class A shares of the Acquired Fund held by such shareholder divided by the total number of Class A shares of the Acquired Fund outstanding on such date multiplied by (ii) the total number of Class A Acquisition Shares received by the Acquired Fund relating to the Class A shares of the Acquired Fund.  Each Class B shareholder of an Acquired Fund shall be entitled to receive that number of Class A Acquisition Shares of the Corresponding Acquiring Fund equal to the total of (i) the number of Class B shares of the Acquired Fund held by such shareholder divided by the total number of Class B shares of the Acquired Fund outstanding on such date multiplied by (ii) the total number of Class A Acquisition Shares received by the Acquired Fund relating to the Class B shares of the Acquired Fund.  Each Class C shareholder of an Acquired Fund shall be entitled to receive that number of Class C Acquisition Shares of the Corresponding Acquiring Fund equal to the total of (i) the number of Class C shares of the Acquired Fund held by such shareholder divided by the total number of Class C shares of the Acquired Fund outstanding on such date multiplied by (ii) the total number of Class C Acquisition Shares received by the Acquired Fund.  Each Fiduciary Class shareholder of an Acquired Fund shall be entitled to receive that number of Institutional Service Acquisition Shares of the Corresponding Acquiring Fund equal to the total of (i) the number of Fiduciary Class shares of the Acquired Fund held by such shareholder divided by the total number of Fiduciary Class shares of the Acquired Fund outstanding on such date multiplied by (ii) the total number of Institutional Service Acquisition Shares received by the Acquired Fund.  Each Class U shareholder of an Acquired Fund shall be entitled to receive that number of Class U Acquisition Shares of the Corresponding Acquiring Fund equal to the total of (i) the number of Class U shares of the Acquired Fund held by such shareholder divided by the total number of Class U shares of the Acquired Fund outstanding on such date multiplied by (ii) the total number of Class U Acquisition Shares received by the Acquired Fund.  Each Class M shareholder of an Acquired Fund shall be entitled to receive that number of Class M Acquisition Shares of the Corresponding Acquiring Fund equal to the total of (i) the number of Class M shares of the Acquired Fund held by such shareholder divided by the total number of Class M shares of the Acquired Fund outstanding on such date multiplied by (ii) the total number of Class M Acquisition Shares received by the Acquired Fund.

1.2.
The Assets of each Acquired Fund to be acquired by the Corresponding Acquiring Fund shall consist of all cash, securities, commodities and futures interests, dividends and interest receivable, receivables for shares sold and all other Assets which are owned by the Acquired Fund on the Closing Date.  Each Acquired Fund will use commercially reasonable efforts to identify and discharge all of its accrued fees and expenses and payables for securities transactions or for share redemptions prior to the Closing Date.

1.3.
As provided in Section 3.4, as soon after the Closing Date as is conveniently practicable, the HighMark Trust agrees that each Acquired Fund will liquidate and distribute to its shareholders of record the corresponding class of Acquiring Fund Shares received by the Acquired Fund as contemplated by Section 1.1 (such date, “the Liquidation Date”).  Such liquidation and distribution will be accomplished by the transfer of the Acquiring Fund Shares then credited to the account of each Acquired Fund on the books of the Corresponding Acquiring Fund to open accounts on the share records of the Corresponding Acquiring Fund in the names of Acquired Fund shareholders and representing the respective number of the Acquiring Fund Shares due to such shareholders.  The Acquiring Fund shall not be obligated to issue certificates representing the Acquiring Fund Shares in connection with such exchange.

1.4.
As soon as practicable after the Closing Date, the HighMark Trust agrees that each Acquired Fund shall make all filings and take all other steps as shall be necessary and proper to effect its complete liquidation.  The HighMark Trust further agrees that any reporting responsibility relating to such liquidation of the Acquired Fund including, without limitation, the responsibility for filing of regulatory reports, tax returns, or other documents with the Securities and Exchange Commission (the “Commission”), any state securities commission, and any federal, state or local tax authorities or any other relevant regulatory authority, is and shall remain the responsibility of the HighMark Trust and each Acquired Fund, up to and including the Closing Date and thereafter.

1.5.
Any and all obligations or liabilities arising under or in respect of this Agreement shall be those of each Acquired Fund or its Corresponding Acquiring Fund, as the case may be, and shall not otherwise be obligations or liabilities of the HighMark Trust or the NMF Trust generally, and, for clarity, under no circumstances will any other series of the HighMark Trust or the NMF Trust have any obligation or liability under or in respect of this Agreement or the transactions contemplated hereby.

1.6.
Prior to Closing of the Reorganizations, the HighMark Trust will amend the deferred compensation plan for the trustees of the HighMark Trust (“Trustees”) to (a) eliminate the deferral of compensation received by any such Trustee on or after the effective date of such amendment attributable to his or her services to the Acquired Funds, (b) eliminate all investment options available to the Trustees thereunder, and (c) provide for a mandatory allocation of the balances of the Trustees’ accounts to cash, cash equivalents, including a specified money market fund.

2.	VALUATION.

2.1.
On the Closing Date, each Acquiring Fund will deliver to the Corresponding Acquired Fund a number of each class of Acquiring Fund Shares (including fractional shares, if any) determined as provided in Section 1.

2.2.
The net asset value of each Acquired Fund’s Assets to be acquired by its Corresponding Acquiring Fund hereunder shall be computed as of the close of business on the Valuation Date (defined below) by the administrator of the NMF Trust by calculating the value of the Acquired Fund’s Assets and subtracting therefrom the amount of the Obligations using the valuation procedures adopted by the NMF Trust (“NMF Trust Valuation Procedures”).

2.3.
The value of each Acquired Fund’s net assets will be computed as of 4:00 p.m. Eastern time, after the declaration of any dividends by an Acquired Fund and after effectuating any redemptions of Acquired Fund shares effective as of such date, on the business day immediately preceding the Closing Date, or such earlier date as may be mutually agreed upon in writing by the parties hereto (the “Valuation Date”).

2.4.
The NMF Trust agrees that each Acquiring Fund shall issue Acquiring Fund Shares to the Corresponding Acquired Fund on one share deposit receipt registered in the name of the Corresponding Acquired Fund.  The Acquired Fund shall distribute in liquidation the Class A Acquisition Shares received by it hereunder to its Class A and Class B shareholders as contemplated by Section 1.1, the Class C Acquisition Shares received by it hereunder to its Class C shareholders as contemplated by Section 1.1, the Institutional Service Acquisition Shares received by it hereunder to its Fiduciary Class shareholders as contemplated by Section 1.1, the Class U Acquisition Shares received by it hereunder to its Class U shareholders as contemplated by Section 1.1, and the Class M Acquisition Shares received by it hereunder to its Class M shareholders as contemplated by Section 1.1, in each case as applicable, by redelivering such share deposit receipt to the NMF Trust’s  transfer agent which will as soon as practicable set up open accounts for Acquired Fund shareholders in accordance with written instructions furnished by the Acquired Fund.

2.5.
Each Acquired Fund will pay or cause to be paid to the Corresponding Acquiring Fund any interest, cash or such dividends, rights and other payments received by it on or after the Closing Date with respect to the Investments (as defined below) and other properties and assets of the Acquired Fund, whether accrued or contingent, received by it on or after the Closing Date.  Any such distribution shall be deemed included in the Assets transferred to the Acquiring Fund at the Closing Date and shall not be separately valued unless the securities in respect of which such distribution is made shall have gone “ex” such distribution prior to the Valuation Date, in which case any such distribution which remains unpaid at the Closing Date shall be included in the determination of the value of the Assets of an Acquired Fund acquired by the Corresponding Acquiring Fund.

2.6.
All computations of value shall be made by the administrator of the NMF Trust, in accordance with its regular practice in pricing the shares and assets of the Acquiring Funds using the NMF Trust Valuation Procedures.

3.	CLOSING AND CLOSING DATE.

3.1.
The Closing Date shall be on such date as the parties may agree. The Closing shall be held at the offices of the NMF Trust (or such other place as the parties may agree), at such time as the parties may agree.  The Closing shall be effective as of 9 a.m. on the Closing Date for all accounting, tax and other financial reporting purposes.

3.2.
On the Closing Date, the portfolio securities of each Acquired Fund and all its cash shall be delivered by the HighMark Trust to the custodian for the Acquiring Funds (the “Custodian”) for the account of the Corresponding Acquiring Fund, such portfolio securities to be duly endorsed in proper form for transfer in such manner and condition as to constitute good delivery thereof in accordance with the custom of brokers or, in the case of portfolio securities held in the U.S. Treasury Department’s book-entry system or by the Depository Trust Company, Participants Trust Company or other third party depositories, by transfer to the account of the Custodian in accordance with Rule 17f-4, Rule 17f-5 or Rule 17f-7, as the case may be, under the Investment Company Act of 1940, as amended (the “1940 Act”).  The cash delivered shall be transferred to the account of the Corresponding Acquiring Fund at the Custodian in a manner acceptable to the NMF Trust.  HCM and NFA shall each be responsible for paying fifty percent (50%) of any and all necessary taxes in connection with the delivery of the Assets, including all applicable Federal, state and foreign stock transfer stamps and/or financial transaction taxes.

3.3.
In the event that on the Valuation Date (a) the New York Stock Exchange shall be closed to trading or trading thereon shall be restricted, or (b) trading or the reporting of trading on the New York Stock Exchange or elsewhere shall be disrupted so that accurate appraisal of the values of the net assets of the Acquired Funds or the Acquiring Funds is impracticable, the Closing Date shall be postponed until the first business day after the day when trading shall have been fully resumed and reporting shall have been restored.

3.4.
On the Closing Date, the HighMark Trust or its transfer agent shall deliver to the NMF Trust or its designated agent a list of the names and addresses of the shareholders of the Acquired Funds and the number of outstanding shares of each Acquired Fund owned by each Acquired Fund shareholder, all as of the close of business on the Valuation Date.  The Acquiring Fund Shares issuable pursuant to Section 1.1 shall promptly be credited to the Corresponding Acquired Fund’s account on the books of the Corresponding Acquiring Fund.  On the Liquidation Date, the NMF Trust will provide to the HighMark Trust evidence reasonably satisfactory to the HighMark Trust that such Acquiring Fund Shares have been credited pro rata within each class of shares to open accounts in the names of Acquired Fund shareholders as provided in Section 1.3.

3.5.
At the Closing, each party shall deliver to the other such bills of sale, instruments of assumption of liabilities, checks, assignments, stock certificates, receipts or other documents as such other party or its counsel may reasonably request in connection with the transfer of assets, assumption of liabilities and liquidation contemplated by Section 1.

4.	REPRESENTATIONS AND WARRANTIES.

4.1.	Representations and Warranties of the HighMark Trust, on behalf of the Acquired Funds.

The HighMark Trust, on behalf of the Acquired Funds, represents and warrants the following to the NMF Trust as of the date hereof and agrees to confirm the continuing accuracy and completeness in all material respects of the following on the Closing Date:

(a)	The HighMark Trust is a business trust created under the laws of the Commonwealth of Massachusetts on March 10, 1987.

(b)	Each Acquired Fund has all necessary federal, state and local authorizations to carry on its business as now being conducted.

(c)
The HighMark Trust is duly registered under the 1940 Act, as a management company of the open-end type, and the issued and outstanding shares of the Acquired Funds have been duly registered under the Securities Act of 1933, as amended (the “1933 Act”), and such registrations have not been revoked or rescinded and are in full force and effect.

(d)
Each Acquired Fund is a separate series of the HighMark Trust duly constituted in accordance with the applicable provisions of the Declaration of Trust of the HighMark Trust and the 1940 Act and other applicable law.

(e)
Each Acquired Fund is not in violation in any material respect of any material provisions of the HighMark Trust’s Declaration of Trust or code of regulations or any material agreement, indenture, instrument, contract, lease or other undertaking to which the Acquired Fund is a party or by which the Acquired Fund or its assets are bound, and the execution, delivery and performance of this Agreement will not result in any such violation.

(f)
Each Acquired Fund’s current prospectuses and statement of additional information (collectively, as amended or supplemented from time to time, the “Acquired Fund Prospectus”) conform in all material respects to the applicable requirements of the 1933 Act, and the 1940 Act and the rules and regulations of the Commission thereunder and do not include any untrue statement of a material fact or omit to state any material fact relating to any of the HighMark Trust or the Acquired Fund required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(g)	At the Closing Date, each Acquired Fund will have good and marketable title to its Assets to be transferred to the Corresponding Acquiring Fund pursuant to Section 1.2.

(h)
Except as has been disclosed in writing to the NMF Trust, no material litigation, administrative or other proceedings or investigation is presently pending or, to the knowledge of the HighMark Trust or the Acquired Funds, threatened as to any Acquired Fund or any of its properties or assets or any person whom an Acquired Fund may be obligated directly or indirectly to indemnify in connection with such litigation, proceedings or investigation, and no Acquired Fund is a party to or subject to the provisions of any order, decree or judgment of any court or governmental body, which materially and adversely affects its business or its ability to consummate the transactions contemplated hereby.

(i)
Since January 31, 2013, there has not been any material adverse change in any Acquired Fund’s financial condition, assets, liabilities or business (other than changes caused by changes in market conditions generally or those occurring in the ordinary course of business), or any incurrence by an Acquired Fund of indebtedness (other than in the ordinary course of business).  For the purposes of this subparagraph (i), (i) distributions of net investment income and net realized capital gains, changes in portfolio securities, changes in the market value of portfolio securities or net redemptions shall be deemed to be in the ordinary course of business and (ii) the effects of investment underperformance, negative investment performance or net redemptions shall not, individually or in the aggregate, be deemed to give rise to any such change.

(j)
(A) All federal, state, foreign and other returns, dividend and information reporting forms and other Tax (as defined below) related reports of each Acquired Fund required by applicable law to have been filed by or with respect to each Acquired Fund on or prior to the Closing Date have been or shall be filed in a timely manner, or in the case of reporting organizational actions affecting the basis of securities, timely posted in an area of a public website dedicated to this purpose, and are or will be true, correct and complete as of the time of their filing in all respects and accurately state the amount of Tax (if any) owed for the periods covered by such returns, forms and reports, or, in the case of dividend and information reporting forms, the amount and character of income or other information required to be reported by the Acquired Funds, (B) all Taxes shown as due or required to be shown as due on such returns, forms and reports, or any other Taxes due, and any interest and/or penalties, shall have been paid or provision shall have been made on the Acquired Fund’s books for the payment thereof, (C) no Acquired Fund is under audit and no assessment for Taxes or other amounts has been proposed or asserted in writing with respect to an Acquired Fund, (D) there are no known actual or proposed deficiency assessments with respect to any Taxes payable by any Acquired Fund, (E) there are no levies, liens or encumbrances relating to Taxes existing, threatened or pending with respect to the assets of any Acquired Fund, (F) the amounts set up as provisions for Taxes in the books and records of each Acquired Fund as of the close of business on the Valuation Date will, to the extent required by generally accepted accounting principles, be sufficient for the payment of all Taxes of any kind, whether accrued, due, absolute, contingent or otherwise, which were or which may be payable by an Acquired Fund for any periods or fiscal years prior to and including the close of business on the Valuation Date, including, but not limited to, all Taxes imposed before or after the close of business on the Valuation Date that are attributable to any such period or fiscal year, and (G) each Acquired Fund has complied with the requirements for collection and maintenance of Forms W-9 and/or Forms W-8, as applicable, and its obligations as a withholding agent.  As used in this Agreement, “Tax” or “Taxes” means all federal, state, local and foreign (whether imposed by a country or political subdivision or authority thereunder) income, gross receipts, excise, sales, use, value added, employment, franchise, profits, property, ad valorem, fees, assessments, charges or other taxes, stamp taxes and duties, whether payable directly or by withholding, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (foreign or domestic) with respect thereto.

(k)
Each Acquired Fund has elected to be treated as a “regulated investment company” (“RIC”) under Part I of Subchapter M of Chapter 1 of Subtitle A of the Code, each Acquired Fund is a “fund” as defined in Section 851(g) of the Code, has qualified for all taxable years since inception as a RIC and has complied in all material respects with all provisions of applicable law necessary to preserve and retain such qualification and will continue to so qualify at all times through the Closing Date.

(l)
The authorized capital of the HighMark Trust consists of an unlimited number of shares of beneficial interest, no par value, of such number of different series as the board of trustees of the HighMark Trust may authorize from time to time.  The outstanding shares of beneficial interest of each Acquired Fund as of the Closing Date will be divided into the classes of shares set forth in Exhibit A, each having the characteristics described in the applicable Acquired Fund Prospectus, and will, at the time of the Closing Date, be held of record by the persons and in the amounts set forth in the list provided by the HighMark Trust or its designated agent to the NMF Trust or its designated agent pursuant to Section 3.4.  All issued and outstanding shares of the Acquired Funds are, and at the Closing Date will be, validly issued, fully paid and non-assessable (except as set forth in the applicable Acquired Fund Prospectus) by the HighMark Trust, and will have been issued in material compliance with all applicable registration or qualification requirements of federal and state securities laws.  No options, warrants or other rights to subscribe for or purchase, or securities convertible into, any shares of the Acquired Funds are outstanding.

(m)
The HighMark Trust’s investment operations from August 1, 2010 to the date hereof have been in compliance in all material respects with the investment policies and investment restrictions set forth in the prospectus and statement of additional information of the Acquired Funds, as in effect from time to time, except as previously disclosed in writing to the NMF Trust.

(n)
The execution, delivery and performance of this Agreement have been duly authorized by the board of trustees of the HighMark Trust and by all other necessary action on the part of the HighMark Trust and the Acquired Funds, other than shareholder approval as required by Section 8.1 hereof.  Subject to shareholder approval as required by Section 8.1 hereof, this Agreement constitutes the valid and binding obligation of the HighMark Trust, on behalf of the Acquired Funds, enforceable against the HighMark Trust and the Acquired Funds in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and other equitable principles.

(o)
Any information provided in writing by the HighMark Trust in respect of the Acquired Funds or by the Acquired Funds for use, to the extent applicable, in the proxy statement of the Acquired Funds (the “Prospectus/Proxy Statement”), to be included in a Registration Statement on Form N-14 of the NMF Trust (the “Registration Statement”), does not, and from the date provided through and until the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading.

(p)
No consent, approval, authorization or order of any court or governmental authority is required for the consummation by the HighMark Trust, on behalf of the Acquired Funds, of the transactions contemplated by this Agreement, except such as may be required under the 1933 Act, the Securities Exchange Act of 1934, as amended (the “1934 Act”), the 1940 Act, and/or state securities or Blue Sky laws (which term as used herein shall include the laws of the District of Columbia and Puerto Rico).

(q)
As of both the Valuation Date and the Closing Date, the HighMark Trust and the Acquired Funds will have full right, power and authority to sell, assign, transfer and deliver the Investments and any other assets and liabilities of each Acquired Fund to be transferred to the Corresponding Acquiring Fund pursuant to this Agreement.  At the Closing Date, subject only to the delivery of the Investments and any such other assets and liabilities as contemplated by this Agreement, each Acquiring Fund will acquire the Investments and any such other assets subject to no encumbrances, liens or security interests in favor of any third party creditor of the Corresponding Acquired Fund, and without any restrictions upon the transfer thereof, other than such restrictions as might arise under the 1933 Act.  As used in this Agreement, the term “Investments” shall mean an Acquired Fund’s investments shown on the schedule of its portfolio investments as of January 31, 2013, as supplemented with such changes as such Acquired Fund shall make after January 31, 2013, which changes shall be disclosed to the NMF Trust and the Corresponding Acquiring Fund in an updated schedule of investments, and changes resulting from stock dividends, stock split-ups, mergers and similar corporate actions through the Closing Date.

(r)
The books and records of each Acquired Fund, including FASB ASC 740-10-25 (formerly FIN 48) workpapers and supporting statements,  made available to the NMF Trust and/or its counsel are substantially true and correct and contain no material misstatements or omissions with respect to the operations of each Acquired Fund.

(s)
To the best of the HighMark Trust’s and the Acquired Funds’ knowledge, all of the issued and outstanding shares of the Acquired Funds shall have been offered for sale and sold in material conformity with all applicable federal and state securities laws (including any applicable exemptions therefrom), or the Acquired Funds have taken any action necessary to remedy any prior failure to have offered for sale and sold such shares in material conformity with such laws.  There have been no known miscalculations of the net asset value of any Acquired Fund or the net asset value per share of any Acquired Fund which would have a material adverse effect on any Acquired Fund at the time of this Agreement or on any Acquired Fund’s Assets at the time of this Agreement.

(t)
No Acquired Fund will be subject to corporate-level taxation on the sale of any assets currently held by it as a result of the application of Section 337(d) of the Code and the Treasury Regulations thereunder.

(u)
No Acquired Fund has been granted any waiver, extension, or comparable consent regarding the application of the statute of limitations with respect to any Taxes or Tax return that is outstanding, nor has any request for such waiver or consent been made with respect to any such Taxes or Tax return.

(v)	Neither the HighMark Trust nor any Acquired Fund is under the jurisdiction of a Court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

(w)	No Acquired Fund has changed its taxable year end since July 31, 2009, and none intend to change their taxable year end prior to the Closing.

(x)	Neither the HighMark Trust nor any Acquired Fund has received written notification from any taxing authority that asserts a position contrary to any of the above representations.

4.2.	Representations and Warranties of the NMF Trust, on behalf of the Acquiring Funds.

The NMF Trust, on behalf of the Acquiring Funds, represents and warrants the following to the Acquired Funds and the HighMark Trust as of the date hereof and agrees to confirm the continuing accuracy and completeness in all material respects of the following on the Closing Date:

(a)	The NMF Trust is a statutory trust created under the laws of the State of Delaware on September 1, 2004, and is validly existing and in good standing under the laws of that State.

(b)	The NMF Trust and each Acquiring Fund have all necessary federal, state and local authorizations to carry on its business as now being conducted.

(c)
The NMF Trust is duly registered under the 1940 Act, as a management company of the open-end type, and the issued and outstanding shares of the Acquiring Funds have been duly registered under the 1933 Act, and such registrations have not been revoked or rescinded and are in full force and effect.

(d)
As of the Closing Date, each Acquiring Fund will be a separate series of the NMF Trust duly constituted in accordance with the applicable provisions of the Declaration of Trust of the NMF Trust and the 1940 Act and other applicable law.

(e)
As of the Closing Date, no Acquiring Fund will be in violation in any material respect of any material provisions of the NMF Trust’s Declaration of Trust or bylaws or any agreement, indenture, instrument, contract, lease or other undertaking to which the Acquiring Fund is a party or by which the Acquiring Fund or its assets are bound, and the execution, delivery and performance of this Agreement will not result in any such violation.

(f)
As of the Closing Date, the Acquiring Funds’ current prospectuses and statement of additional information (collectively, the “Acquiring Fund Prospectus”) will conform in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder and will not include any untrue statement of a material fact or omit to state any material fact relating to the NMF Trust or the Acquiring Funds required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(g)
Except as has been disclosed in writing to the HighMark Trust, no material litigation, administrative or other proceedings or investigation is presently pending or, to the knowledge of the NMF Trust or the Acquiring Funds, threatened as to the Acquiring Funds or any of their respective properties or assets or any person whom the Acquiring Funds may be obligated directly or indirectly to indemnify in connection with such litigation, proceedings or investigation, and no Acquiring Fund is a party to or subject to the provisions of any order, decree or judgment of any court or governmental body, which materially and adversely affects its business or its ability to consummate the transactions contemplated hereby.

(h)	Immediately prior to the Closing Date, the Acquiring Funds will have no assets or liabilities, contingent or otherwise.

(i)
The Acquiring Funds were established in order to effect the transactions described in this Agreement.  The Acquiring Funds have not yet filed their first federal income tax return and thus have not yet elected to be treated as a RIC for federal income tax purposes.  However, upon filing its first federal income tax return following the completion of its first taxable year, each Acquiring Fund will elect to be a RIC and, from the beginning of its first taxable year, will take all steps necessary to ensure that it qualifies and will be treated as a “regulated investment company” under Sections 851 and 852 of the Code.

(j)
The authorized capital of the NMF Trust consists of an unlimited number of shares of beneficial interest, no par value, of such number of different series as the board of trustees of the NMF Trust may authorize from time to time.  The outstanding shares of beneficial interest in each Acquiring Fund as of the Closing Date will be divided into the classes of shares set forth on Exhibit A, each having the characteristics described in each applicable Acquiring Fund Prospectus.  All issued and outstanding shares of the Acquiring Funds, including the Acquiring Fund Shares issued hereunder, are, and at the Closing Date will be, validly issued, fully paid and non-assessable (except as set forth in the Acquiring Fund Prospectus) by the NMF Trust, and will have been issued in material compliance with all applicable registration or qualification requirements of federal and state securities laws.  No options, warrants or other rights to subscribe for or purchase, or securities convertible into, any shares of the Acquiring Funds are outstanding.

(k)	On the Closing Date, each Acquiring Fund will be a new series of the NMF Trust created within the last twelve (12) months, without assets or liabilities, formed for the sole purpose of receiving the assets, and assuming the Obligations of, the Corresponding Acquired Fund in connection with the Reorganization and will not carry on any business activities (other than such activities as are customary to the organization of a new series of a registered investment company prior to its commencement of investment operations).  Accordingly, no Acquiring Fund has prepared books of account and related records or financial statements, or issued any shares except those issued in a private placement to an affiliate of the Acquiring Fund to secure any required initial shareholder approvals.

(l)
The execution, delivery and performance of this Agreement have been duly authorized by the board of trustees of the NMF Trust and by all other necessary action on the part of the NMF Trust and the Acquiring Funds and constitute the valid and binding obligation of the Acquiring Funds enforceable against the NMF Trust and the Acquiring Funds in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and other equitable principles.

(m)
As of the effective date of the Registration Statement, the date of the meeting of shareholders of the Acquired Fund and the Closing Date, the Prospectus/Proxy Statement, including the documents contained or incorporated therein by reference, insofar as it relates to the NMF Trust and the Acquiring Funds, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading.

(n)
All books and records of the Acquiring Funds made available to the HighMark Trust and/or its counsel are substantially true and correct and contain no material misstatements or omissions with respect to the operations of the Acquiring Fund.

(o)
No consent, approval, authorization or order of any court or governmental authority is required for the consummation by the Acquiring Funds of the transactions contemplated by this Agreement, except such as may be required under the 1933 Act, the 1934 Act, the 1940 Act, and/or state securities or Blue Sky laws.

5.	COVENANTS OF THE PARTIES.

5.1.
The HighMark Trust covenants that each Acquired Fund will operate its business in the ordinary course between the date hereof and the Closing Date, it being understood that such ordinary course of business will include purchases and sales of portfolio securities, sales and redemptions of fund shares, and regular and customary periodic dividends and distributions.  The NMF Trust covenants that each Acquiring Fund will not carry on any business activities between the date hereof and the Closing Date (other than such activities as are customary to the organization of a new registered investment company prior to its commencement of operations, including holding and redeeming the initial investment of the initial shareholder of the Acquiring Fund prior to the Closing Date).

5.2.
The HighMark Trust will call a meeting of shareholders for each Acquired Fund to be held prior to the Closing Date to consider and act upon this Agreement and the transactions contemplated herein, including the liquidation of each Acquired Fund, and take all other reasonable action necessary to obtain the required shareholder approval of the transactions contemplated hereby.

5.3.
In connection with each Acquired Fund shareholders’ meeting referred to in Section 5.2, the NMF Trust will prepare the Registration Statement and Prospectus/Proxy Statement for such meeting, which the NMF Trust will file for registration under the 1933 Act of the corresponding Acquiring Fund Shares to be distributed to the Acquired Fund’s shareholders pursuant hereto, all in compliance with the applicable requirements of the 1933 Act, the 1934 Act and the 1940 Act.

5.4.
Each of the HighMark Trust, the Acquired Funds, the NMF Trust and the Acquiring Funds will cooperate with the others, and each will furnish to the others the information relating to itself required by the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder to be set forth in the Registration Statement, including the Prospectus/Proxy Statement. Without limiting the foregoing, the HighMark Trust and the Acquired Funds will assist the Acquiring Funds in obtaining such information as the Acquiring Funds reasonably request concerning the beneficial ownership of Acquired Fund shares.

5.5.
Subject to the provisions of this Agreement, the HighMark Trust, the Acquired Funds, the NMF Trust and the Acquiring Funds will each take, or cause to be taken, all actions, and do or cause to be done, all things, reasonably necessary, proper or advisable to cause the conditions to the other parties’ obligations to consummate the transactions contemplated hereby to be met or fulfilled and otherwise to consummate and make effective such transactions.

5.6.	The HighMark Trust will at the Closing Date provide the NMF Trust with:

(a)	A statement of the respective adjusted tax basis of all Assets to be transferred by each Acquired Fund to the Corresponding Acquiring Fund;

(b)
A copy of any other Tax books and records of each Acquired Fund necessary for purposes of preparing any Tax returns, schedules, forms, statements or related documents (including but not limited to any income, excise or information returns, as well as any transfer statements (as described in Sections 1.6045A-1 and 1.6045B-1(a) of the Treasury

Regulations) required by law to be filed by each Corresponding Acquiring Fund after the Closing;

(c)	A copy (which may be in electronic form) of the shareholder ledger accounts of each Acquired Fund, including, without limitation,

(i)	the name, address and taxpayer identification number of each shareholder of record,

(ii)	the number of shares of beneficial interest held by each shareholder,

(iii)	the dividend reinvestment elections applicable to each shareholder,

(iv)
the backup withholding certifications (e.g., IRS Form W-9) or foreign person certifications (e.g., IRS Form W-8BEN, W-8ECI, W-8IMY), notices or records on file with the Acquired Fund with respect to each shareholder, and

(v)
such information as the NMF Trust may reasonably request concerning Acquired Fund shares or Acquired Fund shareholders in connection with Acquiring Fund’s cost basis reporting and related obligations under Sections 1012, 6045, 6045A, and 6045B of the Code and related Treasury regulations following the Closing.

for all of the shareholders of record of the Acquired Funds’ shares as of 4:00 p.m. (Eastern Time) on the Valuation Date, who are to become holders of the Acquiring Funds as a result of the transfer of assets that is the subject of this Agreement, certified by its transfer agent or its President or its Vice President to the best of his or her knowledge and belief; and

(d)	All FASB ASC 740-10-25 (formerly, FIN 48) work papers and supporting statements pertaining to each Acquired Fund.

5.7.
As promptly as practicable, but in any case within sixty days after the Closing Date, each Acquired Fund shall furnish the Corresponding Acquiring Fund, in such form as is reasonably satisfactory to the Corresponding Acquiring Fund, a statement of the earnings and profits of the Acquired Fund for federal income tax purposes that will be carried over by the Corresponding Acquiring Fund as a result of Section 381 of the Code, and which will be certified by the HighMark Trust’s President and Treasurer.

5.8.	The Acquiring Funds will use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act and such of the state securities or Blue Sky laws as it may deem appropriate in order to continue its operations after the Closing Date.

5.9.
The HighMark Trust shall cause the liquidation and termination of the Acquired Funds to be effected in the manner provided in the HighMark Trust’s Declaration of Trust and code of regulations in accordance with applicable law and that on and after the Closing Date, the Acquired Funds shall not conduct any business except in connection with their liquidation and termination.

5.10.
The HighMark Trust shall timely file or cause to be timely filed all Tax returns required to be filed with respect to the Acquired Funds for tax periods ending on or before the Closing Date, and NMF Trust shall timely file or cause to be timely filed all Tax returns required to be filed with respect to the Acquired Funds and any Tax returns required to be filed with respect to the Acquiring Funds for any period ending after the Closing Date; provided, however, the HighMark Trust shall file with the relevant taxing authorities, and make available to the NMF Trust, on or before December 2, 2013, all income Tax returns (e.g., Form 1120-RIC) required to be filed by the Acquired Funds for their fiscal year ended July 31, 2013.

5.11.	The HighMark Trust and the Acquired Funds will not acquire Acquiring Fund Shares for the purpose of making distributions thereof other than to the shareholders of the Acquired Funds.

5.12.
The NMF Trust covenants and agrees that it will not, within a period of two years after the Closing Date, terminate the Expense Limitation Agreement (as defined below), as it applies to the Acquiring Funds, or amend the Expense Limitation Agreement, as it applies to the Acquiring Funds, to make it less favorable to the shareholders of the Acquiring Funds than prior to such amendment.

6.	CONDITIONS PRECEDENT TO OBLIGATIONS OF THE NMF TRUST.

The respective obligations of the NMF Trust and each Acquiring Fund, to complete the transactions provided for herein with respect to each Reorganization shall be subject, at its election, to the performance by the HighMark Trust and the Corresponding Acquired Fund of all the obligations to be performed by it hereunder on or before the Closing Date and, in addition thereto, to the following further conditions with respect to each Reorganization:

6.1.
The HighMark Trust, on behalf of the Corresponding Acquired Fund, shall have delivered to the NMF Trust a certificate executed on its behalf by the HighMark Trust’s President or any Vice President and its Treasurer or any Assistant Treasurer, in form and substance reasonably satisfactory to the NMF Trust and dated as of the Closing Date, to the effect that the representations and warranties of the HighMark Trust and the Corresponding Acquired Fund made in this Agreement are true and correct in all material respects at and as of the Closing Date, except as they may be affected by the transactions contemplated by this

Agreement, and that the HighMark Trust and the Corresponding Acquired Fund have complied in all material respects with all the covenants and agreements and satisfied all of the conditions on the parts to be performed or satisfied in all material respects by them under this Agreement at or prior to the Closing Date.

6.2.
The HighMark Trust shall have furnished to the NMF Trust (i) a statement of the Corresponding Acquired Fund’s assets and liabilities, with values determined as provided in Section 2 of this Agreement, together with a list of Investments with their respective tax costs, all as of the Valuation Date, and (ii) a certificate of the HighMark Trust’s President or any Vice President and Treasurer or any Assistant Treasurer, dated the Closing Date, to the effect that as of the Valuation Date and as of the Closing Date there has been no material adverse change in the financial position of the Corresponding Acquired Fund since January 31, 2013 (other than changes caused by changes in market conditions generally and those occurring in the ordinary course of business).

6.3.
The HighMark Trust shall have furnished to the NMF Trust a certificate, signed on its behalf by the President or any Vice President and the Treasurer or any Assistant Treasurer of the HighMark Trust, as to the adjusted tax basis in the hands of the Corresponding Acquired Fund of the securities delivered to the Acquiring Fund pursuant to this Agreement, together with any such other evidence as to such adjusted tax basis as the Acquiring Fund may reasonably request within a reasonable time prior to the Closing Date.

6.4.	The HighMark Trust’s custodian shall have delivered to the NMF Trust a certificate identifying all of the assets of the Corresponding Acquired Fund held by such custodian as of the Valuation Date.

6.5.
The NMF Trust, on behalf of the Acquiring Fund or its designated agent, shall have received from the HighMark Trust (i) a record specifying the number of shares of the Corresponding Acquired Fund outstanding as of the Valuation Date and (ii) a record specifying the name and address of each holder of record of any shares of the Corresponding Acquired Fund and the number of shares of the Corresponding Acquired Fund held of record by each such shareholder as of the Valuation Date.

6.6.
The NMF Trust shall have received a favorable opinion of counsel to the HighMark Trust, with respect to the Corresponding Acquired Fund for the transactions contemplated hereby, dated the Closing Date, with such assumptions and limitations as shall be in the opinion of counsel appropriate to render the opinions expressed therein, and in a form satisfactory to the NMF Trust, substantially to the following effect:

(a)
The HighMark Trust is an unincorporated voluntary association validly existing under the laws of the Commonwealth of Massachusetts, and the Corresponding Acquired Fund is a separate series of the HighMark Trust duly constituted under the Declaration of Trust and code of regulations of the HighMark Trust.

(b)
The Agreement has been duly authorized, executed and delivered by the HighMark Trust, on behalf of the Corresponding Acquired Fund, and assuming due authorization, execution and delivery by the other parties thereto, constitutes the valid and binding obligation of the Corresponding Acquired Fund, enforceable against the HighMark Trust and the Corresponding Acquired Fund in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and other equitable principles.

(c)	The Bill of Sale is sufficient in form to transfer to the Acquiring Fund the assets purported to be transferred thereby to it by the Corresponding Acquired Fund.

(d)
Under the laws of the Commonwealth of Massachusetts and the federal laws of the United States, no consent, approval, license or exemption by, or order or authorization of, or filing, recording or registration with, any governmental authority is required to be obtained by the HighMark Trust or the Corresponding Acquired Fund in connection with the execution and delivery of the Agreement or the consummation of the Reorganization, except (i) such as have been obtained or made prior to the date hereof or (ii) such as may be required under state securities or Blue Sky laws (as to which counsel to the HighMark Trust expresses no opinion).

(e)
The execution and delivery of this Agreement by the HighMark Trust, on behalf of the Corresponding Acquired Fund, did not, and the performance by the HighMark Trust and the Corresponding Acquired Fund of their obligations hereunder will not, violate the HighMark Trust’s Declaration of Trust, code of regulations, or any material contract of the HighMark Trust listed in Item 28 of the Part C of the Corresponding Acquired Fund’s current registration statement.

7.	CONDITIONS PRECEDENT TO OBLIGATIONS OF THE HIGHMARK TRUST ON BEHALF OF THE ACQUIRED FUNDS.

The respective obligations of the HighMark Trust and each Acquired Fund to complete the transactions provided for herein with respect to each Reorganization shall be subject, at its election, to the performance by the NMF Trust, on behalf of the Corresponding Acquiring Fund, of all the obligations to be performed by them hereunder on or before the Closing Date and, in addition thereto, to the following further conditions with respect to each Reorganization:

7.1.
The NMF Trust shall have delivered to the HighMark Trust a certificate executed on its behalf by the NMF Trust’s President or any Vice President and its Treasurer or any Assistant Treasurer, in form and substance satisfactory to the HighMark Trust and dated as of the Closing Date, to the effect that the representations and warranties of the Corresponding Acquiring Fund made in this Agreement are true and correct in all material respects at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement, and that the NMF Trust has complied in all material respects with all the covenants and agreements and satisfied all of the conditions to be performed or satisfied in all material respects by it under this Agreement at or prior to the Closing Date.

7.2.
The NMF Trust, on behalf of the Corresponding Acquiring Fund, shall have executed and delivered to the HighMark Trust an Assumption of Liabilities dated as of the Closing Date pursuant to which the Corresponding Acquiring Fund will assume all of the Obligations of the Acquired Fund existing at the Valuation Date in accordance with Section 1 hereof in connection with the transactions contemplated by this Agreement.

7.3.
The HighMark Trust shall have received a favorable opinion of counsel to the NMF Trust for the transactions contemplated hereby, dated the Closing Date, with such assumptions and limitations as shall be in the opinion of counsel appropriate to render the opinions expressed therein, and in a form satisfactory to the HighMark Trust, substantially to the following effect:

(a)
The NMF Trust is a validly existing and in good standing Delaware statutory trust, and the Corresponding Acquiring Fund is a separate series of the NMF Trust duly constituted under the Declaration of Trust and Bylaws of the NMF Trust.

(b)
The Agreement has been duly authorized, executed and delivered by the NMF Trust, on behalf of the Corresponding Acquiring Fund, and assuming due authorization, execution and delivery by the other parties thereto, constitutes the valid and binding obligation of the Corresponding Acquiring Fund enforceable against the NMF Trust and the Corresponding Acquiring Fund in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and other equitable principles.

(c)
Assuming that consideration therefor of not less than the net asset value thereof has been paid, the shares of the Corresponding Acquiring Fund to be issued and delivered to the Acquired Fund on behalf of the shareholders of the Acquired Fund as provided by the Agreement are duly authorized and upon such issuance and delivery will be validly issued and outstanding and fully paid and nonassessable shares of beneficial interest in the Corresponding Acquiring Fund (except as described in the

Registration Statement), and no shareholder of the Corresponding Acquiring Fund has any preemptive right to subscription or purchase in respect thereof pursuant to the laws of the state of Delaware and the federal laws of the United States or the NMF Trust’s Declaration of Trust or Bylaws.

(d)
Under the laws of the state of Delaware and the federal laws of the United States, no consent, approval, license or exemption by, or order or authorization of, or filing, recording or registration with, any governmental authority is required to be obtained by the NMF Trust or the Corresponding Acquiring Fund in connection with the execution and delivery of the Agreement or the consummation of the Reorganization, except (i) such as have been obtained or made prior to the date hereof or (ii) such as may be required under state securities or Blue Sky laws (as to which counsel to the NMF Trust expresses no opinion).

(e)
The execution and delivery of this Agreement by the NMF Trust, on behalf of the Corresponding Acquiring Fund, did not, and the performance by the NMF Trust and the Corresponding Acquiring Fund of their obligations hereunder will not, violate the NMF Trust’s Declaration of Trust, Bylaws, or any material contract of the NMF Trust listed in Item 28 of the Part C of the Corresponding Acquiring Fund’s current registration statement.

7.4.
Prior to the Closing, (a) the trustees of the NMF Trust shall have authorized the issuance of and the Corresponding Acquiring Fund shall have issued one share to the initial shareholder in consideration of the payment of $10.00, (b) the initial shareholder shall have approved as the sole initial shareholder the investment advisory agreement between the NMF Trust, on behalf of the Corresponding Acquiring Fund, and NFA, and (c) prior to the consummation of the transactions described in this Agreement, the share of the Corresponding Acquiring Fund acquired by the initial shareholder will have been redeemed for $10.00.

7.5.
The NMF Trust, on behalf of the Corresponding Acquiring Fund, shall have entered into an expense limitation agreement with NFA consistent with the form of expense limitation agreement filed with the Registration Statement and in the amounts and duration as disclosed in the Registration Statement (the “Expense Limitation Agreement”).

8.	FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PARTIES.

With respect to each Reorganization, the respective obligations of the NMF Trust and an Acquiring Fund and the HighMark Trust and the Corresponding Acquired Fund hereunder are subject to the further conditions that on or before the Closing Date:

8.1.	This Agreement shall have been approved by the shareholders of the Corresponding Acquired Fund in the manner required by the HighMark Trust’s

Declaration of Trust, code of regulations and applicable law, and the parties shall have received reasonable evidence of such approval; provided, however, that each Reorganization shall be mutually exclusive to any other Reorganization contemplated by this Agreement, such that the failure of any Acquired Fund to obtain shareholder approval of this Agreement shall not have any impact on the Reorganization of any other Acquired Fund into the Corresponding Acquiring Fund.

8.2.
The conditions for the closing of the transaction between NFA and HCM pursuant to the Asset Purchase Agreement between HCM and NFA, dated as of April 2, 2013, shall have been satisfied or waived by the applicable party such that such transaction shall be consummated simultaneously with the Reorganization pursuant to this Agreement.

8.3.
On the Closing Date, the Commission shall not have issued an unfavorable report under Section 25(b) of the 1940 Act, nor instituted any proceeding seeking to enjoin the consummation of the transactions contemplated by this Agreement under Section 25(c) of the 1940 Act, and no action, suit or other proceeding instituted by anyone other than the HighMark Trust, the NMF Trust, HCM or its affiliates or NFA or its affiliates shall be threatened or pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated herein.

8.4.
All consents of other parties and all other consents, orders and permits of federal, state and local regulatory authorities (including those of the Commission and of state Blue Sky and securities authorities) deemed necessary by the HighMark Trust or the NMF Trust to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties of the Acquiring Fund or the Corresponding Acquired Fund.

8.5.
The Registration Statement shall have become effective under the 1933 Act and no stop order suspending the effectiveness thereof shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act.

8.6.
The post-effective amendment to the registration statement of the NMF Trust on Form N-1A relating to shares of the Acquiring Fund shall have become effective and no stop order suspending the effectiveness thereof shall have been issued.

8.7.
The HighMark Trust and the NMF Trust shall have received an opinion of Stradley Ronon Stevens & Young, LLP (“Stradley Ronon”), dated on the Closing Date (which opinion will be subject to certain qualifications) satisfactory to both parties substantially to the effect that, provided the acquisition contemplated hereby is carried out in accordance with the applicable laws of the State of Delaware and Commonwealth of Massachusetts, the terms of this Agreement and in accordance with customary representations provided by the NMF Trust and the HighMark Trust in certificates delivered to Stradley Ronon, as to the Corresponding Acquired Fund and the Acquiring Fund:

(a)
The Reorganization as described in Section 1 hereof will constitute a reorganization within the meaning of Section 368(a)(1)(F) of the Code, and the Corresponding Acquired Fund and the Acquiring Fund each will be “a party to a reorganization” within the meaning of Section 368(b) of the Code.

(b)
Under Sections 361 and 357(a) of the Code, the Corresponding Acquired Fund will not recognize gain or loss upon the transfer of its assets to the Acquiring Fund in exchange for the Acquiring Fund Shares and the assumption by the Acquiring Fund of all liabilities of the Corresponding Acquired Fund, or upon the distribution of the Acquiring Fund Shares by the Corresponding Acquired Fund to its shareholders in liquidation.

(c)
Under Section 1032 of the Code, the Acquiring Fund will not recognize gain or loss upon the receipt of the assets of the Corresponding Acquired Fund in exchange for the assumption by the Acquiring Fund of all the liabilities of the Corresponding Acquired Fund and issuance of the Acquiring Fund Shares as contemplated in Section 1 hereof.

(d)
Under Section 362(b) of the Code, the Acquiring Fund’s tax basis in the assets of the Corresponding Acquired Fund transferred to the Acquiring Fund in the Reorganization will be the same as Corresponding Acquired Fund’s tax basis immediately prior to the transfer.

(e)
Under Section 1223(2) of the Code, the Acquiring Fund’s holding period of each asset of the Corresponding Acquired Fund transferred to the Acquiring Fund in the Reorganization will include the period during which such asset was held or treated for federal income tax purposes as held by the Corresponding Acquired Fund.

(f)
Under Section 354 of the Code, shareholders of the Corresponding Acquired Fund will not recognize gain or loss upon the exchange of their shares of the Corresponding Acquired Fund for Acquiring Fund Shares.

(g)
Under Section 358 of the Code, the aggregate tax basis of the Acquiring Fund Shares a Corresponding Acquired Fund shareholder receives in the Reorganization will be the same as the aggregate tax basis of the shares of the Corresponding Acquired Fund exchanged therefor.

(h)
Under Section 1223(1) of the Code, the Corresponding Acquired Fund shareholder’s holding period for the Acquiring Fund Shares received in the Reorganization will include the shareholder’s holding period for the shares of the Corresponding Acquired Fund exchanged therefor, provided that the shareholder held those Corresponding Acquired Fund shares as capital assets on the date of the exchange.

(i)	The Acquiring Fund will succeed to and take into account the items of the Corresponding Acquired Fund described in Section 381(c) of the Code.

The opinion will be based on certain factual certifications made by officers of the HighMark Trust and the NMF Trust and will also be based on customary assumptions.  The opinion is not a guarantee that the tax consequences of the Reorganization will be as described above.  There is no assurance that the Internal Revenue Service or a court would agree with the opinion.

8.8.
At any time prior to the Closing, any of the foregoing conditions of this Section 8 (except for Section 8.1) may be jointly waived by the board of trustees of the HighMark Trust and the board of trustees of the NMF Trust, if, in the judgment of the board of trustees of the HighMark Trust, such waiver will not have a material adverse effect on the interests of the shareholders of the Corresponding Acquired Fund, and, in the judgment of the board of trustees of the NMF Trust, such waiver will not have a material adverse effect on the interests of the shareholders of the Acquiring Fund.

9.	BROKERAGE FEES AND EXPENSES.

9.1.
Each of the HighMark Trust, on behalf of the Acquired Funds, and the NMF Trust, on behalf of the Acquiring Funds, represents that there is no person who has dealt with it who by reason of such dealings is entitled to any broker’s or finder’s or other similar fee or commission from it arising out of the transactions contemplated by this Agreement.

9.2.
NFA and HCM agree that none of the costs and expenses incurred in connection with the Reorganizations, whether or not the Reorganizations are consummated, will be borne by the HighMark Trust, the Acquired Funds, the NMF Trust or the Acquiring Funds and that such costs and expenses will be borne by NFA and HCM; except that in all cases, the party directly incurring such costs and expenses shall bear them if and to the extent that payment by NFA or HCM would result in the disqualification of an Acquiring Fund or an Acquired Fund as a regulated investment company.  HCM shall be solely responsible for any costs or expenses incurred in connection with the termination, dissolution and complete liquidation of each Acquired Fund.

10.	ENTIRE AGREEMENT; SURVIVAL OF WARRANTIES.

10.1.
Each of the HighMark Trust, on behalf of the the Acquired Funds, and the NMF Trust, on behalf of the Acquiring Funds, agrees that it has not made any representation, warranty or covenant not set forth herein with respect to the Reorganization and that this Agreement constitutes the entire agreement between the parties with respect to the Reorganization.

10.2.
No representation, warranty or covenant contained in this Agreement or in any document, certificate or other instrument required to be delivered under this Agreement shall survive the Closing or termination of this Agreement (except as provided in Section 11.3 hereof), and no party shall, therefore, have any recourse therefore against any other party in connection therewith; provided that this Section 10.2 shall not limit any covenant contained herein that by its terms contemplates performance after Closing nor shall it limit any covenants contained in Section 9.2.

11.	TERMINATION.

11.1.	This Agreement may be terminated by the mutual agreement of the HighMark Trust and the NMF Trust prior to the Closing Date.

11.2.	In addition, either of the HighMark Trust or the NMF Trust may at its option terminate this Agreement, with respect to a Reorganization at or prior to the Closing Date because:

(a)	Of a material breach by the other of any representation, warranty, covenant or agreement contained herein to be performed by the other party at or prior to the Closing Date;

(b)	A condition herein expressed to be precedent to the obligations of the terminating party has not been met and it reasonably appears that it will not or cannot be met as of December 31, 2013;

(c)
Any governmental authority of competent jurisdiction shall have issued any judgment, injunction, order, ruling or decree or taken any other action restraining, enjoining or otherwise prohibiting this Agreement or the consummation of any of the transactions contemplated herein and such judgment, injunction, order, ruling, decree or other action becomes final and non-appealable; provided that the party seeking to terminate this Agreement pursuant to this Section 11.2(c) shall have used its reasonable best efforts to have such judgment, injunction, order, ruling, decree or other action lifted, vacated or denied; or

(d)
The board of trustees of the HighMark Trust or the board of trustees of the NMF Trust has resolved to terminate this Agreement after determining in good faith that circumstances have developed that would make proceeding with a Reorganization not in the best interests of an Acquired Fund’s shareholders or an Acquiring Fund’s shareholders.

11.3.
In the event of the termination of this Agreement and abandonment of the transactions contemplated hereby pursuant to this Section 11, this Agreement shall become void and have no effect except that Sections 9.2, 10, 11.3, 13, 14 and 15 shall survive any termination of this Agreement.

12.	TRANSFER TAXES.

Any transfer taxes payable upon issuance of the Acquiring Fund Shares in a name other than the registered holder of the shares of the Corresponding Acquired Fund on the books of the Corresponding Acquired Fund as of that time shall, as a condition of such issuance and transfer, be paid by the person to whom such Acquiring Fund Shares are to be issued and transferred.

13.	AMENDMENTS.

           This Agreement may be amended, modified or supplemented in such manner as may be jointly agreed upon in writing by the HighMark Trust and the NMF Trust (and, for purposes of amendments to Sections 3.2, 9.2 and 10.2, NFA and HCM).

14.	NOTICES.

           Any notice, report, statement or demand required or permitted by any provisions of this Agreement shall be in writing and shall be given by prepaid certified mail, facsimile or overnight courier addressed to the HighMark Trust, the Acquired Funds or HCM at 350 California Street, San Francisco, CA 94104, facsimile number 1-213-236-6865 and to the NMF Trust, the Acquiring Funds or NFA at 1000 Continental Drive, Suite 400, King of Prussia, PA 19406.

15.	MISCELLANEOUS.

15.1.	The article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

15.2.	This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

15.3.
This Agreement shall be governed by and construed in accordance with the domestic substantive laws of the Commonwealth of Massachusetts, without giving effect to any choice or conflicts of law rule or provision that would result in the application of the domestic substantive laws of any other jurisdiction.

15.4.
This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other parties hereto.  Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

15.5.
All covenants, agreements, representations and warranties made under this Agreement and any certificates delivered pursuant to this Agreement shall be deemed to have been material and relied upon by each of the parties, notwithstanding any investigation made by them or on their behalf.

15.6.
The names “HighMark Funds” and “Trustees of HighMark Funds” refers respectively to the HighMark Trust created and the Trustees of the HighMark Trust, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated March 10, 1987 to which reference is hereby made and a copy of which is on file at the office of the Secretary of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed.  The obligations of the HighMark Trust entered into in the name or on behalf thereof by any of the Trustees, or its representatives or agents, are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders or representatives of the HighMark Trust personally, but bind only the assets of the HighMark Trust and all persons dealing with any series of shares of the HighMark Trust must look solely to the assets of the HighMark Trust belonging to such series for the enforcement of any claims against the HighMark Trust.

15.7.
The HighMark Trust acknowledges and agrees that all obligations of the NMF Trust under this Agreement are binding only with respect to the Acquiring Funds; that any liability of the NMF Trust under this Agreement with respect to any Acquiring Fund, or in connection with the transactions contemplated herein with respect to an Acquiring Fund, shall be discharged only out of the assets of the Acquiring Fund; that no other series (other than the Corresponding Acquiring Fund) of the NMF Trust shall be liable with respect to this Agreement or in connection with the transactions contemplated herein; and that neither the HighMark Trust nor any Acquired Fund shall seek satisfaction of any such obligation or liability of an Acquiring Fund from the shareholders of the NMF Trust, the trustees, officers, employees or agents of the NMF Trust, or any of them.

16.           COOPERATION AND EXCHANGE OF INFORMATION

The HighMark Trust and the NMF Trust will provide each other and their respective representatives with such cooperation, assistance and information as either of them reasonably may request of the other in filing any Tax returns, amended return or claim for refund, determining a liability for Taxes or a right to a refund of taxes requesting a closing agreement or similar relief from a taxing authority or participating in or conducting any audit or other proceeding in respect of Taxes, or in determining the financial reporting of any Tax position.  Each party or their respective agents will either retain for a period of six (6) years following the Closing or deliver to the other party or its respective agent all returns, schedules and work papers and all material records or other documents relating to Tax matters and financial reporting of Tax positions of the Acquired Funds and Acquiring Funds for their taxable period first ending after the Closing and for prior taxable periods for which the party is required to retain records as of the Closing.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its President, a Vice President or Treasurer.

HIGHMARK FUNDS
On behalf of each Acquired Fund

By: /s/ Dennis Mooradian
Name: Dennis Mooradian
Title: President

NATIONWIDE MUTUAL FUNDS
On behalf of each Acquiring Fund

By: /s/ Michael S. Spangler
Name: Michael S. Spangler
Title: President

For purposes of Sections 3.2, 9.2 and 10.2 only:

NATIONWIDE FUND ADVISORS

By: /s/ Michael S. Spangler
Name: Michael S. Spangler
Title: President & Chief Executive Officer

For purposes of Sections 3.2, 9.2 and 10.2 only:

HIGHMARK CAPITAL MANAGEMENT, INC.

By: /s/ Dennis Mooradian
Name: Dennis Mooradian
Title: President & Chief Executive Officer

EXHIBIT A

Acquired Funds	Acquiring Funds

HighMark Geneva Mid Cap Growth Fund ▪Class A and Class B ▪Class C ▪Fiduciary	Nationwide Geneva Mid Cap Growth Fund ▪Class A ▪Class C ▪Institutional Service Class ▪Institutional Class1
HighMark Geneva Small Cap Growth Fund ▪Class A ▪Class C ▪Fiduciary	Nationwide Geneva Small Cap Growth Fund ▪Class A ▪Class C ▪Institutional Service Class ▪Institutional Classi
HighMark Value Fund ▪Class A and Class B ▪Class C ▪Fiduciary ▪Class U	Nationwide HighMark Value Fund ▪Class A ▪Class C ▪Institutional Service Class ▪Class U ▪Institutional Classi
HighMark International Opportunities Fund ▪Class A ▪Class C ▪Fiduciary ▪Class M	Nationwide Bailard International Equities Fund ▪Class A ▪Class C ▪Institutional Service Class ▪Class M ▪Institutional Classi
HighMark Short Term Bond Fund ▪Class A ▪Class C ▪Fiduciary	Nationwide HighMark Short Term Bond Fund ▪Class A ▪Class C ▪Institutional Service Class ▪Institutional Classi
HighMark Cognitive Value Fund ▪Class A ▪Class C ▪Fiduciary	Nationwide Bailard Cognitive Value Fund ▪Class A ▪Class C ▪Institutional Service Class

1 The Institutional Class is not subject to the Reorganizations but will be a share class of the Acquiring Funds as of the Closing Date.

▪Class M	▪Institutional Classi
HighMark Enhanced Growth Fund ▪Class A ▪Class C ▪Fiduciary ▪Class M	Nationwide Bailard Technology & Science Fund ▪Class A ▪Class C ▪Institutional Service Class ▪Class M ▪Institutional Classi
HighMark NYSE Arca Tech 100 Index Fund ▪Class A and Class B ▪Class C ▪Fiduciary	Nationwide Ziegler NYSE Arca Tech 100 Index Fund ▪Class A ▪Class C ▪Institutional Service Class ▪Institutional Classi
HighMark Large Cap Core Equity Fund ▪Class A ▪Class C ▪Fiduciary	Nationwide HighMark Large Cap Core Equity Fund ▪Class A ▪Class C ▪Institutional Service Class ▪Institutional Classi
HighMark Small Cap Core Fund ▪Class A ▪Class C ▪Fiduciary	Nationwide HighMark Small Cap Core Fund ▪Class A ▪Class C ▪Institutional Service Class ▪Institutional Classi
HighMark Large Cap Growth Fund ▪Class A and Class B ▪Class C ▪Fiduciary	Nationwide HighMark Large Cap Growth Fund ▪Class A ▪Class C ▪Institutional Service Class ▪Institutional Classi
HighMark Balanced Fund ▪Class A and Class B ▪Class C ▪Fiduciary	Nationwide HighMark Balanced Fund ▪Class A ▪Class C ▪Institutional Service Class ▪Institutional Classi

HighMark Equity Income Fund ▪Class A and Class B ▪Class C ▪Fiduciary	Nationwide Ziegler Equity Income Fund ▪Class A ▪Class C ▪Institutional Service Class ▪Institutional Classi
HighMark CA Intermediate Tax Free Bond Fund ▪Class A ▪Class C ▪Fiduciary	Nationwide HighMark California Intermediate Tax Free Bond Fund ▪Class A ▪Class C ▪Institutional Service Class ▪Institutional Classi
HighMark National Intermediate Tax Free Bond Fund ▪Class A ▪Class C ▪Fiduciary	Nationwide HighMark National Intermediate Tax Free Bond Fund ▪Class A ▪Class C ▪Institutional Service Class ▪Institutional Classi
HighMark Wisconsin Tax-Exempt Fund ▪Class A and Class B ▪Class C ▪Fiduciary	Nationwide Ziegler Wisconsin Tax Exempt Fund ▪Class A ▪Class C ▪Institutional Service Class ▪Institutional Classi
HighMark Bond Fund ▪Class A and Class B ▪Class C ▪Fiduciary	Nationwide HighMark Bond Fund ▪Class A ▪Class C ▪Institutional Service Class ▪Institutional Classi